EXHIBIT 31.2

CERTIFICATION

I, John C. Hammock, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ViewCast.com, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013	/s/ John C. Hammock
John C. Hammock
Director and Chief Executive Officer
(Principal Executive Officer)

CERTIFICATION

I, Cordia F. Leung, certify that:

1.	I have reviewed this annual report on Form 10-K/A of ViewCast.com, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2013	/s/ Cordia F. Leung
Cordia F. Leung
Controller
(Principal Financial Officer and Chief Accounting Officer)